AMENDMENT NO.1 TO SERIES E STOCKHOLDERS’ AGREEMENT

This AMENDMENT NO. 1 TO SERIES E STOCKHOLDERS’ AGREEMENT (this “Amendment”), dated as of May 16, 2012, is entered into by and among the holders of Series E Securities identified on the counterpart signature pages hereto (the “Amending Holders”) and Bonds.com Group, Inc., a Delaware corporation (the “Company”).  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Series E Stockholders’ Agreement, dated as of December 5, 2011, by and among the Company, the Amending Holders and the other parties identified therein (the “Stockholders’ Agreement”).

Background

The Company, the Amending Holders and certain other Person are parties to the Stockholders’ Agreement.  The Company and the Amending Holders wish to amend the Stockholders’ Agreement to make changes to certain provisions therein with respect to the constitution of the Company’s Board of Directors.  The Stockholders’ Agreement may be amended by a written consent signed by the Company and the “Required Holders” pursuant to Section 9(i) thereof.  The Amending Holders constitute the Required Holders for purposes of this Amendment.

Agreement

Accordingly, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Amending Holders agree as follows:

1. Amendment to Section 7 of the Stockholders’ Agreement.

(a) Section 7(c) of the Stockholders’ Agreement is hereby amended by deleting such Section and replacing it in its entirety with the following:

“           (c)           For so long as Oak continues to own at least 25% of the shares of Series E Preferred Stock or Series E-2 Preferred Stock acquired by it in the Transactions (or, in the event of a conversion of the Series E-1 Preferred Stock or Series E-2 Preferred Stock, 25% of the Common Stock underlying the Series E Preferred Stock or Series E-2 Preferred Stock it acquired in the Transactions), (i) the Company will nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Board and (ii) each Stockholder, at each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board are to be elected, or whenever members of the Board are to be elected by written consent, agrees to vote or act with respect to all shares of voting capital stock of the Company registered in its name or beneficially owned by it as of the date hereof and any and all securities of the Company legally or beneficially acquired by such Stockholder after the date hereof, so as to elect, and not to vote to remove, two people designated by Oak (the “Oak Designees”), which Oak Designees shall, for the avoidance of doubt, be in addition to Oak’s rights in respect of the Series E Designee pursuant to Section 7(a) hereof.”

(b) Section 7(d) of the Stockholders’ Agreement is hereby amended by deleting such Section and replacing it in its entirety with the following:

“           (d)           For so long as DBIC and/or Mida Holdings (“Mida”) continue to own, in the aggregate, at least 25% of the shares of Series E-2 Preferred Stock acquired by them in the Series E-2 Transaction (or, in the event of a conversion of the Series E-2 Preferred Stock, 25% of the Common Stock underlying the Series E-2 Preferred Stock they acquired in the Series E-2 Transaction), (i) the Company will nominate and use its reasonable best efforts to cause to be elected and cause to remain a director on the Board and (ii) each Stockholder, at each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board are to be elected, or whenever members of the Board are to be elected by written consent, agrees to vote or act with respect to all shares of voting capital stock of the Company registered in its name or beneficially owned by it as of the date hereof and any and all securities of the Company legally or beneficially acquired by such Stockholder after the date hereof, so as to elect, and not to vote to remove, three people jointly designated by DBIC and Mida (or, in the event one of them no longer owns any shares of Series E-2 Preferred Stock acquired by them in the Series E-2 Transaction (or the Common Stock underlying such Series E-2 Preferred Stock), then the other shall designate such three people) (the “DBIC Designees”).”

(c) Section 7(f) of the Stockholders’ Agreement is hereby amended by deleting such Section and replacing it in its entirety with the following:

“           (f)           It shall be a condition precedent to the Company’s obligations under Sections 7(a), (c), (d) and (e), respectively, that (i) the Series E Designee Holders and the Series E Designee, Oak and the Oak Designee, DBIC, Mida and the DBIC Designees, and GFI and the GFI Designee, respectively, shall timely furnish to the Company such information regarding the Series E Designee Holders and the Series E Designee, Oak and the Oak Designee, DBIC, Mida, and the DBIC Designees, and GFI and the GFI Designee, respectively, as shall be reasonably necessary for the Company to comply with its disclosure and other obligations under applicable law and the rules and regulations of the Securities and Exchange Commission and any securities exchange or quotation system on which the Company’s securities are listed or quoted, (ii) the Series E Designee Holders, Oak, DBIC, Mida and GFI, respectively, shall comply with applicable law and the rules and regulations of the Securities and Exchange Commission with respect to their right to designate the Series E Designee, the Oak Designee, the DBIC Designees and the GFI Designee, respectively, and (iii) the Series E Designee, Oak Designee, DBIC Designees and the GFI Designee, respectively, shall comply with applicable law and the rules and regulations of the Securities and Exchange Commission with respect to his or her membership on the Board.”

(d) Section 7(h) of the Stockholders’ Agreement is hereby amended by deleting such Section and replacing it in its entirety with the following:

“           (h)           Each Stockholder agrees to vote, or cause to be voted, all voting Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at no more than ten directors.”

(e) The balance of Section 7 and each other Section of the Stockholders Agreement, to the extent applicable, are hereby revised to reflect the change of the defined term “Oak Designee” to “Oak Designees”.

2. Effect of Modification and Amendment of Stockholders’ Agreement.  The Stockholders’ Agreement shall be deemed to be modified and amended in accordance with the express provisions of this Amendment and the respective rights, duties and obligations of the parties under the Stockholders’ Agreement shall continue to be determined, exercised and enforced under the terms thereof subject to this Amendment.  Except as expressly set forth herein, all terms of the Stockholders’ Agreement shall continue in full force and effect.  In the event of inconsistency between the express terms of this Amendment and the terms of the Stockholders’ Agreement, the terms of this Amendment shall govern.

3. Counterparts.  This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[Counterpart Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

BONDS.COM GROUP, INC.

By: /s/ George O'Krepkie
Name: George O'Krepkie
Title: President

AMENDING HOLDERS:

GFINET INC.

By: /s/ J. Christopher Giancarlo
Name: J. Christopher Giancarlo
Title: Executive Vice President GFI Group Inc.

OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP

By: Oak Associates XII, LLC, its General Partner

By: /s/ Ann H. Lamont
Name: Ann H. Lamont
Title: Managing Member

DAHER BONDS INVESTMENT COMPANY

By: /s/ Michel Daher
Name: Michel Daher
Title: Manager

MIDA HOLDINGS

By: /s/ Michel Daher
Name: Michel Daher
Title: Manager